EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2017 THIRD QUARTER FINANCIAL RESULTS

•	Hurricane Harvey Impact Estimated at $6.0 Million

•	Quarterly Distribution Coverage Ratio Meets Internal Forecast

•	Year to Date Distribution Coverage Ratio of 1.04x and Trailing Twelve Months Coverage Ratio of 1.27x

KILGORE, Texas, October 25, 2017 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the quarter ended September 30, 2017.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, “For the third quarter ended September 30, 2017, the Partnership generated a distribution coverage ratio of 0.51 times, matching our internal forecast. Annually, the third quarter is our weakest, coinciding with seasonal troughs in the fertilizer and butane businesses. Although cash flow from operations was below our guidance levels, so too was maintenance capital expenditures offsetting the impact to distributable cash flow thus, meeting our estimate.

“Highlighting the third quarter was continued strength in our Cardinal Gas Storage division where interruptible services remained stronger than forecasted. Also, within the Natural Gas Services segment early season butane sales were above our expectations. This was offset by lower throughput revenue within our Specialty Terminals division and weaker asset utilization in our Marine Transportation segment.

“During the third quarter, maintenance capital spending was lower than anticipated at approximately $5.2 million. Accordingly, we are reducing our full year maintenance capital expenditure guidance to approximately $20 million. Some scheduled fourth quarter maintenance capital expenditures will likely be preceded in priority by Hurricane Harvey related repairs and maintenance. Generally speaking, the Partnership was fortunate to have weathered the impact of storm damage from Hurricane Harvey with only modest disruption. Of the utmost importance was the safety of our employees and their families and we were very fortunate on that front. Pertaining to the financial impact and condition of our assets, we estimate the storm will have an approximate $6.0 million negative impact to our business. This estimate includes total expenses to repair damaged assets affecting cash flow in the third quarter, fourth quarter and first quarter 2018 of $1.0 million, $3.5 million, and $0.4 million, respectively, in addition to the impact of business interruption of approximately $1.1 million in the third quarter 2017. Because we incurred storm damage at multiple locations, we will not be filing an insurance claim associated with these interruptions and repair expenditures. In essence, each location’s damage was in an amount below the deductible for that specific location.

“As expected during the third quarter, our debt level rose based on working capital increases of approximately $45 million in our Natural Gas Services segment primarily attributed to our butane inventory build. Based on current market conditions, we anticipate a strong butane sales season during the fourth quarter 2017 and first quarter 2018. Looking ahead, we should realize significant working capital debt reduction due to butane inventory depletion, reducing the Partnership’s leverage over the next two quarters.”

The Partnership had a net loss for the third quarter 2017 of $16.3 million, a loss of $0.42 per limited partner unit. This loss includes the effects of estimated hurricane repair costs of $4.9 million and the expense associated with the upward revision of asset retirement obligations of $5.5 million. The Partnership had a net loss for the third quarter 2016 of $0.9 million, a loss of $0.03 per limited partner unit. The Partnership's adjusted EBITDA for the third quarter 2017 was $27.1 million compared to adjusted EBITDA from for the third quarter 2016 of $33.3 million.

The Partnership had a net loss for the nine months ended September 30, 2017 of $1.7 million, a loss of $0.04 per limited partner unit. The Partnership had net income for the nine months ended September 30, 2016 of $13.8 million, or $0.16 per limited partner unit. The Partnership's adjusted EBITDA for the nine months ended September

30, 2017 was $106.9 million compared to adjusted EBITDA for the nine months ended September 30, 2016 of $124.2 million.

The Partnership's distributable cash flow for the third quarter 2017 was $9.9 million compared to distributable cash flow for the third quarter 2016 of $19.9 million.

The Partnership's distributable cash flow for the nine months ended September 30, 2017 was $59.8 million compared to distributable cash flow for the nine months ended September 30, 2016 of $77.9 million.

Revenues for the third quarter 2017 were $193.1 million compared to the third quarter 2016 of $174.5 million. Revenues for the nine months ended September 30, 2017 were $640.4 million compared to the nine months ended September 30, 2016 of $590.5 million.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated and condensed financial statements as of and for the three and nine months ended September 30, 2017 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on October 25, 2017.

An attachment accompanying this announcement is included as an exhibit to this Form 8-K as Exhibit 99.2.

Investors' Conference Call

An investors’ conference call to review the third quarter results will be held on Thursday, October 26, 2017, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on October 26, 2017 through 10:59 p.m. Central Time on November 6, 2017. The access code for the conference call and the audio replay is Conference ID No. 98725323. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transportation and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com or by contacting:

Joe McCreery, IRC - Vice President - Finance & Head of Investor Relations
(903) 988-6425

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
Assets
Cash	$15	$15
Accounts and other receivables, less allowance for doubtful accounts of $319 and $372, respectively	64,127	80,508
Product exchange receivables	34	207
Inventories	130,618	82,631
Due from affiliates	13,484	11,567
Fair value of derivatives	133	—
Other current assets	3,703	3,296
Assets held for sale	13,764	15,779
Total current assets	225,878	194,003

Property, plant and equipment, at cost	1,248,093	1,224,277
Accumulated depreciation	(408,426)	(378,593)
Property, plant and equipment, net	839,667	845,684

Goodwill	17,296	17,296
Investment in WTLPG	127,998	129,506
Note receivable - affiliate	—	15,000
Other assets, net	37,211	44,874
Total assets	$1,248,050	$1,246,363

Liabilities and Partners’ Capital
Trade and other accounts payable	$72,019	$70,249
Product exchange payables	9,270	7,360
Due to affiliates	3,305	8,474
Income taxes payable	450	870
Fair value of derivatives	—	3,904
Other accrued liabilities	25,710	26,717
Total current liabilities	110,754	117,574

Long-term debt, net	829,991	808,107
Other long-term obligations	8,425	8,676
Total liabilities	949,170	934,357

Commitments and contingencies (Note 17)
Partners’ capital	298,880	312,006
Total partners’ capital	298,880	312,006
Total liabilities and partners' capital	$1,248,050	$1,246,363

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 25, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Terminalling and storage *	$25,752	$30,770	$75,105	$93,565
Marine transportation *	11,407	13,846	36,661	44,531
Natural gas services*	14,253	14,618	43,756	46,118
Sulfur services	2,850	2,700	8,550	8,100
Product sales: *
Natural gas services	83,831	57,378	284,154	207,368
Sulfur services	24,174	26,396	95,728	105,459
Terminalling and storage	30,861	28,829	96,421	85,349
	138,866	112,603	476,303	398,176
Total revenues	193,128	174,537	640,375	590,490

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	77,368	50,658	255,745	184,781
Sulfur services *	19,716	21,510	65,406	73,734
Terminalling and storage *	25,852	23,540	80,312	70,306
	122,936	95,708	401,463	328,821
Expenses:
Operating expenses *	45,072	39,488	114,564	121,542
Selling, general and administrative *	9,131	8,049	27,961	24,364
Loss on impairment of goodwill	—	—	—	4,145
Depreciation and amortization	20,286	22,129	65,948	66,266
Total costs and expenses	197,425	165,374	609,936	545,138

Other operating income (loss)	(187)	13	(327)	(1,582)
Operating income (loss)	(4,484)	9,176	30,112	43,770

Other income (expense):
Equity in earnings of WTLPG	789	1,120	2,547	3,602
Interest expense, net	(12,538)	(11,779)	(34,677)	(34,046)
Other, net	55	730	605	866
Total other expense	(11,694)	(9,929)	(31,525)	(29,578)

Net income (loss) before taxes	(16,178)	(753)	(1,413)	14,192
Income tax expense	(108)	(180)	(301)	(422)
Net income (loss)	(16,286)	(933)	(1,714)	13,770
Less general partner's interest in net income (loss)	325	18	34	(8,062)
Less (income) loss allocable to unvested restricted units	38	3	—	(36)
Limited partners' interest in net income (loss)	$(15,923)	$(912)	$(1,680)	$5,672

Net income (loss) per unit attributable to limited partners - basic	$(0.42)	$(0.03)	$(0.04)	$0.16
Net income (loss) per unit attributable to limited partners - diluted	$(0.42)	$(0.03)	$(0.04)	$0.16
Weighted average limited partner units - basic	38,357	35,346	38,016	35,358
Weighted average limited partner units - diluted	38,357	35,346	38,016	35,381

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 25, 2017.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:*
Terminalling and storage	$21,910	$20,649	$61,945	$62,197
Marine transportation	4,098	4,861	12,610	17,308
Natural gas services	4	132	122	574
Product Sales	828	723	2,982	2,391
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	3,033	2,946	14,836	10,829
Sulfur services	3,555	3,678	10,997	11,300
Terminalling and storage	4,817	3,766	14,003	11,232
Expenses:
Operating expenses	15,858	17,810	48,686	53,255
Selling, general and administrative	6,495	5,748	20,563	18,091

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 25, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2016	35,456,612	$380,845	$13,034	$393,879
Net income	—	5,708	8,062	13,770
Issuance of common units, net	—	(28)	—	(28)
Issuance of restricted units	13,800	—	—	—
Forfeiture of restricted units	(500)	—	—	—
Cash distributions	—	(86,410)	(13,680)	(100,090)
Reimbursement of excess purchase price over carrying value of acquired assets	—	3,000	—	3,000
Unit-based compensation	—	712	—	712
Purchase of treasury units	(15,200)	(330)	—	(330)
Balances - September 30, 2016	35,454,712	$303,497	$7,416	$310,913

Balances - January 1, 2017	35,452,062	$304,594	$7,412	$312,006
Net loss	—	(1,680)	(34)	(1,714)
Issuance of common units, net of issuance related costs	2,990,000	51,061	—	51,061
Issuance of restricted units	12,000	—	—	—
Forfeiture of restricted units	(5,750)	—	—	—
General partner contribution	—	—	1,098	1,098
Cash distributions	—	(56,177)	(1,146)	(57,323)
Unit-based compensation	—	518	—	518
Excess purchase price over carrying value of acquired assets	—	(7,887)	—	(7,887)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125	—	1,125
Purchase of treasury units	(200)	(4)	—	(4)
Balances - September 30, 2017	38,448,112	$291,550	$7,330	$298,880

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 25, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(1,714)	$13,770
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,948	66,266
Amortization of deferred debt issuance costs	2,170	2,965
Amortization of premium on notes payable	(230)	(230)
Loss on sale of property, plant and equipment	327	1,582
Loss on impairment of goodwill	—	4,145
Equity in earnings of WTLPG	(2,547)	(3,602)
Derivative (income) loss	2,392	(1,867)
Net cash (paid) received for commodity derivatives	(6,429)	1,666
Net cash received for interest rate derivatives	—	160
Net premiums received on derivatives that settled during the year on interest rate swaption contracts	—	630
Unit-based compensation	518	712
Cash distributions from WTLPG	4,200	6,100
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	16,381	28,028
Product exchange receivables	173	891
Inventories	(48,022)	(31,606)
Due from affiliates	(1,917)	1,932
Other current assets	(411)	(4,693)
Trade and other accounts payable	2,222	(15,782)
Product exchange payables	1,910	(2,544)
Due to affiliates	(5,169)	(1,859)
Income taxes payable	(420)	(435)
Other accrued liabilities	(3,766)	(3,729)
Change in other non-current assets and liabilities	1,941	(765)
Net cash provided by operating activities	27,557	61,735

Cash flows from investing activities:
Payments for property, plant and equipment	(30,014)	(31,884)
Acquisitions	(19,533)	—
Acquisition of intangible assets	—	(2,150)
Payments for plant turnaround costs	(1,583)	(1,614)
Proceeds from sale of property, plant and equipment	1,604	2,174
Proceeds from involuntary conversion of property, plant and equipment	—	23,400
Proceeds from repayment of Note receivable - affiliate	15,000	—
Contributions to WTLPG	(145)	—
Other	(900)	—
Net cash used in investing activities	(35,571)	(10,074)

Cash flows from financing activities:
Payments of long-term debt	(242,000)	(219,700)
Proceeds from long-term debt	262,000	270,700
Proceeds from issuance of common units, net of issuance related costs	51,061	(28)
General partner contribution	1,098	—
Purchase of treasury units	(4)	(330)
Payment of debt issuance costs	(56)	(5,234)
Excess purchase price over carrying value of acquired assets	(7,887)	—
Reimbursement of excess purchase price over carrying value of acquired assets	1,125	3,000
Cash distributions paid	(57,323)	(100,090)
Net cash provided by (used in) financing activities	8,014	(51,682)

Net increase (decrease) in cash	—	(21)
Cash at beginning of period	15	31
Cash at end of period	$15	$10
Non-cash additions to property, plant and equipment	$1,367	$1,068

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 25, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2017 and 2016

	Three Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands, except BBL per day)
Revenues:
Services	$26,944	$32,114	$(5,170)	(16)%
Products	30,861	28,829	2,032	7%
Total revenues	57,805	60,943	(3,138)	(5)%

Cost of products sold	26,451	24,118	2,333	10%
Operating expenses	25,762	18,299	7,463	41%
Selling, general and administrative expenses	1,668	1,439	229	16%
Depreciation and amortization	10,192	10,828	(636)	(6)%
	(6,268)	6,259	(12,527)	(200)%
Other operating income (loss)	(187)	254	(441)	(174)%
Operating income (loss)	$(6,455)	$6,513	$(12,968)	(199)%

Lubricant sales volumes (gallons)	5,217	5,196	21	—%
Shore-based throughput volumes (guaranteed minimum) (gallons)	41,666	50,000	(8,334)	(17)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%
Corpus Christi crude terminal (BBL per day)	—	65,116	(65,116)	(100)%

Comparative Results of Operations for the Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands, except BBL per day)
Revenues:
Services	$79,523	$97,663	$(18,140)	(19)%
Products	96,421	85,351	11,070	13%
Total revenues	175,944	183,014	(7,070)	(4)%

Cost of products sold	82,053	71,939	10,114	14%
Operating expenses	56,488	54,740	1,748	3%
Selling, general and administrative expenses	4,437	3,546	891	25%
Depreciation and amortization	35,996	30,904	5,092	16%
	(3,030)	21,885	(24,915)	(114)%
Other operating income (loss)	(190)	354	(544)	(154)%
Operating income (loss)	$(3,220)	$22,239	$(25,459)	(114)%

Lubricant sales volumes (gallons)	15,912	15,536	376	2%
Shore-based throughput volumes (guaranteed minimum) (gallons)	124,998	150,000	(25,002)	(17)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%
Corpus Christi crude terminal (BBL per day)	—	77,394	(77,394)	(100)%

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2017 and 2016

	Three Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$14,253	$14,618	$(365)	(2)%
Products	84,057	57,378	26,679	46%
Total revenues	98,310	71,996	26,314	37%

Cost of products sold	78,138	51,353	26,785	52%
Operating expenses	5,528	5,822	(294)	(5)%
Selling, general and administrative expenses	1,889	1,309	580	44%
Depreciation and amortization	6,274	7,050	(776)	(11)%
	6,481	6,462	19	—%
Other operating income (loss)	2	(7)	9	(129)%
Operating income	$6,483	$6,455	$28	—%

Distributions from WTLPG	$1,700	$1,800	$(100)	(6)%

NGL sales volumes (Bbls)	1,943	1,592	351	22%

Comparative Results of Operations for the Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$43,756	$46,118	$(2,362)	(5)%
Products	284,380	207,368	77,012	37%
Total revenues	328,136	253,486	74,650	29%

Cost of products sold	258,444	186,934	71,510	38%
Operating expenses	16,753	17,479	(726)	(4)%
Selling, general and administrative expenses	7,055	5,420	1,635	30%
Depreciation and amortization	18,640	21,007	(2,367)	(11)%
	27,244	22,646	4,598	20%
Other operating income (loss)	7	(103)	110	(107)%
Operating income	$27,251	$22,543	$4,708	21%

Distributions from WTLPG	$4,200	$6,100	$(1,900)	(31)%

NGL sales volumes (Bbls)	6,547	6,520	27	—%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2017 and 2016

	Three Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$2,850	$2,700	$150	6%
Products	24,174	26,396	(2,222)	(8)%
Total revenues	27,024	29,096	(2,072)	(7)%

Cost of products sold	19,807	21,601	(1,794)	(8)%
Operating expenses	3,557	4,089	(532)	(13)%
Selling, general and administrative expenses	1,071	946	125	13%
Depreciation and amortization	2,020	1,997	23	1%
	569	463	106	23%
Other operating loss	(2)	(234)	232	(99)%
Operating income	$567	$229	$338	148%

Sulfur (long tons)	198	241	(43)	(18)%
Fertilizer (long tons)	52	47	5	11%
Total sulfur services volumes (long tons)	250	288	(38)	(13)%

Comparative Results of Operations for the Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$8,550	$8,100	$450	6%
Products	95,728	105,459	(9,731)	(9)%
Total revenues	104,278	113,559	(9,281)	(8)%

Cost of products sold	65,678	74,006	(8,328)	(11)%
Operating expenses	10,221	10,288	(67)	(1)%
Selling, general and administrative expenses	3,099	2,834	265	9%
Depreciation and amortization	6,083	5,978	105	2%
	19,197	20,453	(1,256)	(6)%
Other operating loss	(24)	(266)	242	(91)%
Operating income	$19,173	$20,187	$(1,014)	(5)%

Sulfur (long tons)	607	579	28	5%
Fertilizer (long tons)	217	217	—	—%
Total sulfur services volumes (long tons)	824	796	28	4%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2017 and 2016

	Three Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues	$12,400	$14,920	$(2,520)	(17)%
Operating expenses	11,176	12,332	(1,156)	(9)%
Selling, general and administrative expenses	112	149	(37)	(25)%
Depreciation and amortization	1,800	2,254	(454)	(20)%
Operating income (loss)	$(688)	$185	$(873)	(472)%

Comparative Results of Operations for the Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended September 30,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues	$38,958	$46,854	$(7,896)	(17)%
Operating expenses	33,331	41,400	(8,069)	(19)%
Selling, general and administrative expenses	287	(112)	399	(356)%
Loss on impairment of goodwill	—	4,145	(4,145)	(100)%
Depreciation and amortization	5,229	8,377	(3,148)	(38)%
	$111	$(6,956)	$7,067	(102)%
Other operating loss	(120)	(1,567)	1,447	(92)%
Operating loss	$(9)	$(8,523)	$8,514	(100)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2017 and 2016, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
Net income (loss)	$(16,286)	$(933)	$(1,714)	$13,770
Adjustments:
Interest expense, net	12,538	11,779	34,677	34,046
Income tax expense	108	180	301	422
Depreciation and amortization	20,286	22,129	65,948	66,266
EBITDA	16,646	33,155	99,212	114,504
Adjustments:
Equity in earnings of WTLPG	(789)	(1,120)	(2,547)	(3,602)
(Gain) loss on sale of property, plant and equipment	187	(13)	327	1,582
Loss on impairment of goodwill	—	—	—	4,145
Unrealized mark-to-market on commodity derivatives	—	(742)	(4,037)	795
Hurricane damage repair accrual	3,725	—	3,725	—
Asset retirement obligation revision	5,547	—	5,547	—
Distributions from WTLPG	1,700	1,800	4,200	6,100
Unit-based compensation	113	226	518	712
Adjusted EBITDA	27,129	33,306	106,945	124,236
Adjustments:
Interest expense, net	(12,538)	(11,779)	(34,677)	(34,046)
Income tax expense	(108)	(180)	(301)	(422)
Amortization of debt premium	(77)	(77)	(230)	(230)
Amortization of deferred debt issuance costs	725	718	2,170	2,965
Non-cash mark-to-market on interest rate derivatives	—	—	—	(206)
Payments for plant turnaround costs	8	(430)	(1,583)	(1,614)
Maintenance capital expenditures	(5,208)	(1,609)	(12,494)	(12,818)
Distributable Cash Flow	$9,931	$19,949	$59,830	$77,865